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                                                                        EX. 23.2

                       CONSENT OF PANNELL KERR FORSTER PC

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Norton Motors International Inc. of our report dated April 20, 1998 on our audit of the financial statements of Norton Motors International Inc. as of December 31, 1997 and for the year ended June 30, 1997 and the six months ended December 31, 1997.

We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Pannell Kerr Forster PC
New York, New York
June 18, 1998